Garza & Staples, P.C.
                                ATTORNIES AT LAW
                                5420 LBJ FREEWAY
                               1230 LINCOLN CENTRE
                              DALLAS , TEXAS 75240

                            Telephone (214) 373-3300
                               Fax (972) 404-1300

                                                              October13, 1998

WOODHAVEN HOMES, INC.
Richard D. Laxton, President
2501 Oaklawn
Suite 550
Dallas, Texas 75219

         Re: Registration Statement on Form SB-2
         Public Offering of 1,000,000 Units

Gentlemen:

         I have acted as counsel to Woodhaven Homes, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, (the "Securities Act"), of 1,000,000 units, each unit consisting of one share (the "Shares") of common stock, $.01 par value, (the "Common Stock") and one Redeemable Common Stock Purchase Warrant (the "Warrants") to purchase one share of Common Stock of the Company (the "Units") to be offered to the public by the Company in a firm commitment underwriting by Tejas Securities Group, Inc.. The Registration Statement (defined below) also includes 150,000 additional Units to cover over-allotments, if any.

         A registration statement on Form SB-2 (SEC File No. 333-62467) was filed with the Securities and Exchange Commission on August 28, 1998 (the "Registration Statement") and Amendment No. 1 thereto is being filed herewith. In connection with rendering this opinion I have examined executed copies of the Registration Statement and all exhibits thereto and Amendment No. 1 and all exhibits thereto. I have also examined and relied upon the original, or copies certified to my satisfaction, of (i) the Articles of Incorporation and the By-laws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Units, the Common Stock and the Warrants, and related matters, and (iii) such other agreements and instruments relating to the Company as I deemed necessary or appropriate for purposes of the opinion expressed herein. In rendering such opinion, I have made such further investigation and inquiries relevant to the transaction contemplated by the Registration Statement as I have deemed necessary for the opinion expressed herein, and I have relied, to the extent I deemed reasonable, on certificates and certain other information provided to me by officers of the Company and public officials as to matters of fact of which the maker of such certificate or the person providing such other information had knowledge.

Furthermore, in rendering my opinion, I have assumed that the signatures on all documents examined by me are genuine, that all documents and corporate record books submitted to me as originals are accurate and complete, and that all documents submitted to me are true, correct and complete copies of the originals thereof.

         Based upon the foregoing, I am of the opinion that the Units, the Shares, the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants, to be issued by the Company as described in the Registration Statement, have been duly authorized for issuance and sale and the Units, the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants, when issued by the Company, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                                     Very truly yours,

                                                     Garza & Staples, P.C.


                                                     ----------------
                                                     By:  Joe B. Garza

                              Garza & Staples, P.C.
                                ATTORNIES AT LAW
                                5420 LBJ FREEWAY
                               1230 LINCOLN CENTRE
                              DALLAS , TEXAS 75240

                            Telephone (214) 373-3300
                               Fax (972) 404-1300


                               October 13 , 1998

Woodhaven Homes, Inc.
2501 Oaklawn
Suite 550
Dallas, Texas  75219

         Re: Registration Statement on Form SB-2
         Offering of 200,000 Units by the Company

Gentlemen:

         I have acted as counsel for Woodhaven Homes, Inc., a Texas corporation (the "Company"), in connection with the registration and sale under the Securities Act of 1933, as amended, (the "Securities Act"), of 200,000 units (the "Units"), each Unit consisting of one share (the "Shares") of common stock, $.01 par value, (the "Common Stock") and one Redeemable Common Stock Purchase Warrant (the "Warrants") to purchase one share of Common Stock of the Company (plus the underwriters' over-allotment option of 30,000 Units) to be offered to the public by the Company and certain Selling Shareholders. The Units are being registered pursuant to that certain Registration Statement on Form SB-2, filed pursuant to Rule 462(b) promulgated under the Securities Act, and are being sold to the Underwriters (as defined below) pursuant to the terms of that certain Underwriting Agreement (the "Underwriting Agreement") to be entered into between the Company, the Selling Shareholders and Tejas Securities Group, Inc, as representative of the several underwriters named therein (collectively, the "Underwriters"). The Shares included in the Units subject to the Underwriters' over-allotment option will be purchased from the Selling Shareholders and the Warrants included in such Units will be issued by the Company.

         In connection with rendering this opinion, I have examined executed copies of the Registration Statement and all exhibits thereto and such documents, records and matters of law as I deemed necessary or appropriate for purposes of the opinion expressed herein.

         Based upon the foregoing, I am of the opinion that the Units, the Shares, the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants, to be issued by the Company as described in the Registration Statement have been duly authorized for issuance and sale of the Units, the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants, when issued by the Company against payment of the consideration therefor pursuant to the terms of the Underwriting Agreement, will be legally issued, fully paid and nonassessable.

         My opinion is limited to the Corporation Law of the State of Texas and the federal law of the United States and I assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.


         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my firm under the heading "Legal Matters" in the Prospectus contained therein. In giving my consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the securities and Exchange Commission.



                                                     Very truly yours,

                                                     Garza & Staples, P.C.


                                                     ----------------
                                                     By: Joe B. Garza